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                                                                    EXHIBIT 99.1

[AH LOGO]
     ARLINGTON HOSPITALITY, INC.
     2355 South Arlington Heights Road - Suite 400 - Arlington Heights, IL 60005 847-228-5400 Fax: 847-228-5409 www.arlingtonhospitality.com


For Immediate Release
CONTACT:                                           MEDIA CONTACT:
James B. Dale, Chief Financial Officer             Jerry Daly or Carol McCune
847-228-5401 x 361                                 703-435-6293
jimdale@arlingtonhospitality.com                   jerry@dalygray.com


       ARLINGTON HOSPITALITY, INC. OBTAINS APPROVAL TO TRANSFER LISTING TO
                             NASDAQ SMALLCAP MARKET


         ARLINGTON HEIGHTS, Ill., January 27, 2005--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced it has obtained approval to transfer the listing of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

         The company's common stock listing will be transferred to the Nasdaq SmallCap Market at the opening of business on January 28, 2005. The company's ticker symbol "HOST" will remain unchanged. The listing will remain on the Nasdaq National Market until the transfer is effective.

         Kenneth M. Fell, Chairman of the board of directors of Arlington, commented, "We are pleased to be part of the Nasdaq SmallCap Market. The transfer of our listing will be transparent to our shareholders. In addition, this move will reduce our annual listing fees due Nasdaq."

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of


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Arlington Hospitality
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AmeriHost Inn hotels, a 107-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 50 properties in 15 states, including 47 AmeriHost Inn hotels, for a total of 3,612 rooms, with additional AmeriHost Inn & Suites hotels under development.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-K for the year ended December 31, 2003, reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004,and September 30, 2004 under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors."



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